UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 31, 2020

Date of Report (Date of Earliest Event Reported)

IntelGenx Technologies Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31187	870638336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6420 Abrams, Ville St- Laurent, Quebec, Canada	H4S 1Y2
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 331-7440

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	IGXT IGX	OTCQB TSX Venture Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                      ☐

Item 1.01 Issuance of Common Shares

Saint Laurent, Quebec, January 5, 2021` - IntelGenx Technologies Corp. (TSXV: IGX) (OTCQB: IGXT) (the "Company" or "IntelGenx") announced that on December 31, 2020, it issued 887,880 common shares at a deemed price of C$0.335 per Common Share in payment of an aggregate of C$297,440 in interest owing on the Corporation's 8.00% convertible unsecured subordinated debentures due June 30, 2022 (the "Debentures").

Under the terms of the trust indenture governing the Debentures (the "Indenture"), the Corporation has the option to pay the semi-annual interest on the Debentures in either cash or Common Shares, subject to customary conditions set forth in the Indenture. The issuance of the Common Shares in payment of interest on the Debentures was subject to the acceptance by the TSX Venture Exchange Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP.

Date: January 5, 2021

By: /s/ Horst G. Zerbe Horst G. Zerbe Chief Executive Officer